UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 7, 2012

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items
On September 7, 2012, Liberty Interactive Corporation (the “Company”) announced that it had determined the per share subscription price, commencement date and expiration date for its previously announced rights offering.
On August 9, 2012, in connection with the creation of its new Liberty Ventures tracking stock, the Company distributed subscription rights to purchase shares of Series A Liberty Ventures common stock (each, a “Series A Right”). Each whole Series A Right entitles its holder to subscribe, at a per share subscription price of $35.99, for one share of Series A Liberty Ventures common stock pursuant to a basic subscription privilege, and also entitles the holder to subscribe for additional shares of Series A Liberty Ventures common stock pursuant to an oversubscription privilege. The rights offering will commence on Wednesday, September 12, 2012, and will expire at 5:00 p.m., New York City time, on Tuesday, October 9, 2012, unless extended by the Company. Trading in the Series A Rights under the symbol “LVNAR” is expected to commence on the Nasdaq Global Select Market on Wednesday, September 12, 2012. Materials relating to the rights offering, including a copy of the proxy statement/prospectus which contains important information about the Company, the Series A Liberty Ventures common stock and the rights offering, and certificates representing the Series A Rights will be distributed on or about September 12, 2012, to the record date holders who received Series A Rights in the distribution.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press Release dated September 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2012

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated September 7, 2012